NUMBER                                                        Class A Warrant(s)

JLW

                                JENNA LANE, INC.
                                                               CUSIP 476142 11 2

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                REDEEMABLE CLASS A COMMON STOCK PURCHASE WARRANT

         THIS CERTIFIES THAT, for value received ______________________________ is the Registered Holder of a Redeemable Class A Common Stock Purchase Warrant ("Class A Warrants") that entitles its Registered Holder to purchase one share of Common Stock, $.01 par value, of JENNA LANE, INC. ("Company") for each Class A Warrant set forth above at a price of $7.00 per share (subject to adjustment) from the date of issuance hereof until ______________, 1999, all as more particularly described in and subject to the terms and conditions contained in the Warrant Agreement, dated _______________, 1996 between the Company and American Stock Transfer & Trust Company as Warrant Agent. A copy of the Warrant Agreement may be obtained by any registered holder, without cost, upon written request to the Warrant Agent or the Company. This Class A Warrant shall be governed by the laws of the State of New York.

         This Class A Warrant may be exercised to purchase Common Stock only in accordance with its terms, which include the completion and execution of the "Exercise Agreement" appearing on the reverse side hereof for a written exercise instrument of comparable substance and delivery thereof, with payment as provided, to the principal office of the Warrant Agent.

         The Class A Warrants are redeemable by the Company for $.05 per Warrant at any time after ________________, 1997, upon thirty (30) days' prior written notice, if the average closing price or bid price of the Common Stock, as reported by the principal exchange on which the Common Stock is traded, The Nasdaq Stock Market Inc., or the National Quotation Bureau, Incorporated, as the case may be, equals or exceeds $11.00 per share, for any twenty (20) consecutive trading days ending within five (5) days prior to the date of the notice of redemption.

         This Class A Warrant is registered on the books of the Company as maintained on its behalf by the Warrant Agent, and is transferable only by surrender thereof at the principal office of the Warrant Agent, duly endorsed for assignment as reflected on the reverse side hereof or otherwise accompanied by a duly executed written instrument of assignment or transfer. This certificate is not valid unless countersigned by the Warrant Agent.

         WITNESS the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Dated                                             JENNA LANE, INC.

                                                       BY:  /s/
                                                            --------------------
                              [SEAL]                        PRESIDENT

                                                       BY:  /s/
                                                            --------------------
                                                            SECRETARY


COUNTERSIGNED AND REGISTERED:

                    AMERICAN STOCK TRANSFER & TRUST COMPANY

                                                    TRANSFER AGENT AND REGISTRAR

BY



AUTHORIZED SIGNATURE

                                JENNA LANE, INC.

                               EXERCISE AGREEMENT

         To Be Executed by the Registered Holder in Order to Exercise Warrants

         The undersigned Registered Holder, pursuant to the provisions of the within Warrant, hereby subscribes for and purchases ___________________ shares of Common Stock covered by such Warrant and herewith makes full cash payment of $ ________________ for such Common Stock at the Exercise Price per share provided by such Warrant.

Dated: _______________________                    ______________________________
                                                           (Signature)
______________________________
    (Address for Delivery)                        ______________________________
                                                       (Print or type name)
______________________________

______________________________


                                ASSIGNMENT FORM
     To Be Executed by the Registered Holder in Order to Transfer Warrants

         FOR VALUE RECEIVED, the undersigned Registered Holder hereby sells, assigns and transfers all of the rights of the undersigned under and to the within Warrant with respect to the number of shares of Common Stock covered thereby set forth below, unto the Assignee identified below, and does hereby irrevocably constitute and appoint _____________________ to effect such transfer of rights on the books of the Company, with full power of substitution:

        Name of Assignee        Address of Assignee     No. of Warrants



Dated: _______________________                   ______________________________
                                                (Signature of Registered Holder)

                                                 _______________________________
                                                     (Print or type name)


NOTICE: The signature(s) of the Registered Holder above must correspond with the name as written upon the face of the within Warrant, or upon the Assignment thereof if applicable, in every particular, without alteration, enlargement or any change whatsoever, and must be guaranteed by an Eligible Guarantor Institution which is a participant in a securities transfer association recognized program, having an office or correspondent in New York, New York.

                              SIGNATURE GUARANTEE
                   (Required for each Exercise or Assignment)

Authorized Signature: __________________________________________________________

Name of Bank or Firm: __________________________________________________________

Dated: _________________________________________________________________________